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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

    CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2001

BOEING CAPITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-10795	95-2564584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Avenue, SW, Third Floor, Renton, Washington	98055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (425) 393-0153

(Former Name or Former Address, If Changed Since Last Report)

Item 9. Regulation FD Disclosure

    In response to current airline industry uncertainty The Boeing Company has indicated that at least in the near term it plans to reduce Boeing Capital Corporation's debt to equity ratio to 5-5.5 to 1.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BOEING CAPITAL CORPORATION
By:	/s/ STEVEN W. VOGEDING Steven W. Vogeding, Vice President and Chief Financial Officer

Date: November 1, 2001

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FORM 8-K
Item 9. Regulation FD Disclosure
SIGNATURES